Phillips Edison & Company Reports
Second Quarter 2023 Results and
Raises Full Year Earnings Guidance

CINCINNATI - August 1, 2023 - Phillips Edison & Company, Inc. (Nasdaq: PECO) (“PECO” or the “Company”), one of the nation’s largest owners and operators of grocery-anchored omni-channel neighborhood shopping centers, today reported financial and operating results for the period ended June 30, 2023 and provided updated 2023 earnings guidance. For the three and six months ended June 30, 2023, net income attributable to stockholders was $14.5 million, or $0.12 per diluted share, and $31.1 million, or $0.26, per diluted share, respectively.

Highlights for the Second Quarter Ended June 30, 2023
•Reported Nareit FFO of $75.9 million, or $0.58 per diluted share
•Reported Core FFO of $77.7 million, or $0.59 per diluted share
•Raised 2023 Nareit FFO and Core FFO guidance to a range of $2.27 to $2.32 per diluted share and $2.30 to $2.36 per diluted share, respectively
•Increased same-center NOI year-over-year by 5.3%
•Raised 2023 same-center NOI guidance to a range of 3.75% to 4.50%
•Increased leased portfolio occupancy by 100 basis points year-over-year to a record-high 97.8%
•Executed comparable renewal leases during the quarter at a record-high rent spread of 17.7%
•Executed comparable new leases during the quarter at a rent spread of 25.1%
•Closed on amendments to extend the maturities on its 2024 term loans

Management Commentary
Jeff Edison, Chairman and Chief Executive Officer of PECO stated: “The PECO team delivered another solid quarter of growth with same-center NOI increasing by 5.3%, and our portfolio reached new record highs in occupancy and renewal rent spreads. The continued strength of our operating performance is attributed to our differentiated and focused strategy of exclusively owning grocery-anchored neighborhood shopping centers and our ability to drive results at the property level through our integrated and cycle-tested operating platform, as evidenced by our Neighbor retention rate of 94% during the second quarter. We continue to see strong retailer demand, which we are converting into higher rents, with no current signs of slowing.”

Financial Results for the Second Quarter and Six Months Ended June 30, 2023
Net Income
Second quarter 2023 net income attributable to stockholders totaled $14.5 million, or $0.12 per diluted share, compared to net income of $13.5 million, or $0.12 per diluted share, during the second quarter of 2022.
For the six months ended June 30, 2023, net income attributable to stockholders totaled $31.1 million, or $0.26 per diluted share, compared to net income of $23.6 million, or $0.21 per diluted share, for the same period in 2022.

Nareit FFO
Second quarter 2023 funds from operations attributable to stockholders and operating partnership (“OP”) unit holders as defined by Nareit (“Nareit FFO”) increased 6.7% to $75.9 million, or $0.58 per diluted share, compared to $71.1 million, or $0.55 per diluted share, during the second quarter of 2022.
For the six months ended June 30, 2023, Nareit FFO increased 10.2% to $152.2 million, or $1.15 per diluted share, compared to $138.2 million, or $1.07 per diluted share, during the same period a year ago.

Core FFO
Second quarter 2023 core funds from operations attributable to stockholders and OP unit holders (“Core FFO”) increased 8.2% to $77.7 million, or $0.59 per diluted share, compared to $71.8 million, or $0.56 per diluted share, during the second quarter of 2022.
For the six months ended June 30, 2023, Core FFO increased 7.9% to $155.9 million, or $1.18 per diluted share, compared to $144.4 million, or $1.12 per diluted share, for the same period in 2022.

Same-Center NOI
Second quarter 2023 same-center net operating income (“NOI”) increased 5.3% to $99.0 million, compared to $94.0 million during the second quarter of 2022.
For the six months ended June 30, 2023, same-center NOI increased 5.1% to $197.5 million, compared to $187.9 million during the same period a year ago.

Portfolio Overview for the Second Quarter and Six Months Ended June 30, 2023
Portfolio Statistics
As of June 30, 2023, PECO’s wholly-owned portfolio consisted of 274 properties, totaling approximately 31.4 million square feet, located in 31 states. This compared to 269 properties, totaling approximately 30.9 million square feet located in 31 states as of June 30, 2022.
Leased portfolio occupancy increased to 97.8% at June 30, 2023, compared to 96.8% at June 30, 2022.
Anchor occupancy increased to 99.4% at June 30, 2023, compared to 98.7% at June 30, 2022, and inline occupancy increased to 94.8% at June 30, 2023, compared to 93.2% at June 30, 2022.

Leasing Activity
During the second quarter of 2023, 285 leases (new, renewal and options) were executed totaling 1.6 million square feet. This compared to 265 leases executed totaling 1.6 million square feet during the second quarter of 2022.
During the six months ended June 30, 2023, 548 leases (new, renewal and options) were executed totaling 2.6 million square feet. This compared to 509 leases executed totaling 2.4 million square feet during the same period in 2022.
Comparable rent spreads during the second quarter of 2023, which compare the percentage increase (or decrease) of new or renewal leases to the expiring lease of a unit that was occupied within the past twelve months, were 25.1% for new leases, 17.7% for renewal leases (excluding options) and 18.9% combined (new and renewal leases only, excluding options).
Comparable rent spreads during the six months ended June 30, 2023 were 26.1% for new leases, 17.0% for renewal leases (excluding options) and 18.5% combined (new and renewal leases only, excluding options).

Transaction Activity
During the second quarter of 2023, one property and two outparcels were sold for $6.3 million. No properties were acquired during the quarter.
During the six months ended June 30, 2023, the Company acquired four properties for $78.7 million.

Balance Sheet Highlights
As of June 30, 2023, PECO had $629.1 million of total liquidity, comprised of $9.9 million of cash, cash equivalents and restricted cash, plus $619.2 million of borrowing capacity available on its $800 million revolving credit facility.
As of June 30, 2023, PECO’s net debt to annualized adjusted EBITDAre was 5.2x. This compared to 5.3x at December 31, 2022.
Following the July 31, 2023 term loan amendments, PECO’s outstanding debt had a weighted-average interest rate of 3.9% and a weighted-average maturity of 4.6 years when including all extension options, and 81.3% of total debt was fixed-rate debt.

Extension of Term Loans
On July 31, 2023, PECO amended three senior unsecured term loans with a total notional amount of $475.0 million scheduled to mature during 2024. The amended three senior unsecured term loans will have a total notional amount of $484.8 million. The $161.8 million unsecured term loan is scheduled to mature on January 31, 2026, extendable with two one year options to 2028, subject to certain prepayment and other terms and conditions. The $158.0 million and $165.0 million unsecured term loans are scheduled to mature on January 31, 2027. Based on PECO’s current investment grade credit ratings, the term loans are priced at SOFR plus 1.35%, representing no change in pricing from the previous term loan tranches. Through the amendments, PECO has enhanced its already strong liquidity position and extended its well-laddered debt maturity profile.
John Caulfield, Chief Financial Officer of PECO stated: "With no meaningful maturities until 2025, these term loan extensions improve our debt maturity profile while maintaining maximum financial flexibility and our low cost of capital. We appreciate the continued support of our banking partners."
Additional information regarding the amended term loans may be found in the Company’s Form 10-Q for the quarter ended June 30, 2023, which will be filed with the U.S. Securities and Exchange Commission (the “SEC”).

2023 Guidance
PECO has updated its 2023 earnings guidance, as summarized in the table below, which is based upon the Company’s current view of existing market conditions and assumptions for the year ending December 31, 2023. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under "Forward-Looking Statements" below.

(in thousands, except per share amounts)	2Q YTD	Updated Full Year 2023 Guidance	Previous Full Year 2023 Guidance
Results:
Net income per share	$0.26	$0.51 - $0.55	$0.47 - $0.52
Nareit FFO per share	$1.15	$2.27 - $2.32	$2.23 - $2.29
Core FFO per share	$1.18	$2.30 - $2.36	$2.28 - $2.34
Same-Center NOI growth	5.1%	3.75% - 4.50%	3.00% - 4.00%
Portfolio Activity:
Acquisitions (net of dispositions)	$72,400	$200,000 - $300,000	$200,000 - $300,000
Development and redevelopment spend	$20,444	$35,000 - $45,000	$50,000 -$60,000
Other:
Interest expense, net	$40,141	$85,000 - $90,000	$85,000 - $90,000
G&A expense	$23,219	$44,000 - $48,000	$44,000 - $48,000
Non-cash revenue items(1)	$8,314	$16,000 - $19,000	$14,000 - $19,000
Adjustments for collectibility	$1,313	$3,000 - $4,000	$3,500 - $4,500
(1)Represents straight-line rental income and net amortization of above- and below-market leases.

The Company does not provide a reconciliation for same-center NOI estimates on a forward-looking basis because it is unable to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items which could be significant to our results without unreasonable effort.
The following table provides a reconciliation of the range of the Company's 2023 estimated net income to estimated Nareit FFO and Core FFO:

(Unaudited)	Low End	High End
Net income	$0.51	$0.55
Depreciation and amortization of real estate assets	1.74	1.75
Adjustments related to unconsolidated joint ventures	0.02	0.02
Nareit FFO	$2.27	$2.32
Depreciation and amortization of corporate assets	0.01	0.02
Transactions and other	0.02	0.02
Core FFO	$2.30	$2.36

Conference Call Details
PECO plans to host a conference call and webcast on Wednesday, August 2, 2023 at 12:00 p.m. Eastern Time to discuss second quarter 2023 results and provide further business updates. Chairman and Chief Executive Officer Jeff Edison, President Devin Murphy and Chief Financial Officer John Caulfield will host the conference call and webcast. Dial-in and webcast information is below.
Second Quarter 2023 Earnings Conference Call Details:
Date: Wednesday, August 2, 2023
Time: 12:00 p.m. ET
Toll-Free Dial-In Number: (888) 210-4659
International Dial-In Number: (646) 960-0383
Conference ID: 2035308
Webcast: Second Quarter 2023 Webcast Link
An audio replay will be available approximately one hour after the conclusion of the conference call using the webcast link above.
For more information on the Company’s financial results, please refer to the Company’s Form 10-Q for the quarter ended June 30, 2023.

Connect with PECO
For additional information, please visit https://www.phillipsedison.com/
Follow PECO on:
•Twitter at https://twitter.com/PhillipsEdison
•Facebook at https://www.facebook.com/phillipsedison.co
•Instagram at https://www.instagram.com/phillips.edison/; and
•Find PECO on LinkedIn at https://www.linkedin.com/company/phillipsedison&company

About Phillips Edison & Company
Phillips Edison & Company, Inc. (“PECO”) is one of the nation’s largest owners and operators of omni-channel grocery-anchored shopping centers. Founded in 1991, PECO has generated strong results through its vertically-integrated operating platform and national footprint of well-occupied shopping centers. PECO’s centers feature a mix of national and regional retailers providing necessity-based goods and services in fundamentally strong markets throughout the United States. PECO’s top grocery anchors include Kroger, Publix, Albertsons and Ahold Delhaize. As of June 30, 2023, PECO managed 294 shopping centers, including 274 wholly-owned centers comprising 31.4 million square feet across 31 states and 20 shopping centers owned in one institutional joint venture. PECO is exclusively focused on creating great omni-channel, grocery-anchored shopping experiences and improving communities, one neighborhood shopping center at a time.

PECO uses, and intends to continue to use, its Investors website, which can be found at https://investors.phillipsedison.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2023 AND DECEMBER 31, 2022
(Condensed and Unaudited)
(In thousands, except per share amounts)

	June 30, 2023	December 31, 2022
ASSETS
Investment in real estate:
Land and improvements	$1,703,349	$1,674,133
Building and improvements	3,653,088	3,572,146
In-place lease assets	477,974	471,507
Above-market lease assets	72,350	71,954
Total investment in real estate assets	5,906,761	5,789,740
Accumulated depreciation and amortization	(1,429,070)	(1,316,743)
Net investment in real estate assets	4,477,691	4,472,997
Investment in unconsolidated joint ventures	26,064	27,201
Total investment in real estate assets, net	4,503,755	4,500,198
Cash and cash equivalents	5,564	5,478
Restricted cash	4,352	11,871
Goodwill	29,066	29,066
Other assets, net	198,274	188,879
Total assets	$4,741,011	$4,735,492

LIABILITIES AND EQUITY
Liabilities:
Debt obligations, net	$1,951,186	$1,896,594
Below-market lease liabilities, net	108,190	109,799
Accounts payable and other liabilities	98,187	113,185
Deferred income	21,700	18,481
Total liabilities	2,179,263	2,138,059
Equity:
Preferred stock, $0.01 par value per share, 10,000 shares authorized, zero shares issued and outstanding at June 30, 2023 and December 31, 2022	—	—
Common stock, $0.01 par value per share, 1,000,000 shares authorized, 117,443 and 117,126 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	1,174	1,171
Additional paid-in capital	3,387,764	3,383,978
Accumulated other comprehensive income	21,059	21,003
Accumulated deficit	(1,204,714)	(1,169,665)
Total stockholders’ equity	2,205,283	2,236,487
Noncontrolling interests	356,465	360,946
Total equity	2,561,748	2,597,433
Total liabilities and equity	$4,741,011	$4,735,492

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2023 AND 2022
(Condensed and Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Rental income	$148,980	$137,230	$296,708	$275,978
Fees and management income	2,546	4,781	5,024	7,242
Other property income	611	505	1,469	1,459
Total revenues	152,137	142,516	303,201	284,679
Operating Expenses:
Property operating	24,674	22,852	49,736	46,172
Real estate taxes	18,397	16,473	36,453	33,964
General and administrative	11,686	11,376	23,219	22,908
Depreciation and amortization	59,667	60,769	118,165	117,995
Total operating expenses	114,424	111,470	227,573	221,039
Other:
Interest expense, net	(20,675)	(17,127)	(40,141)	(35,326)
Gain on disposal of property, net	75	2,793	1,017	4,161
Other expense, net	(904)	(1,457)	(1,659)	(5,822)
Net income	16,209	15,255	34,845	26,653
Net income attributable to noncontrolling interests	(1,758)	(1,727)	(3,775)	(3,046)
Net income attributable to stockholders	$14,451	$13,528	$31,070	$23,607
Earnings per share of common stock:
Net income per share attributable to stockholders - basic and diluted	$0.12	$0.12	$0.26	$0.21

Discussion and Reconciliation of Non-GAAP Measures
Same-Center Net Operating Income
The Company presents Same-Center NOI as a supplemental measure of its performance. The Company defines NOI as total operating revenues, adjusted to exclude non-cash revenue items, less property operating expenses and real estate taxes. For the three and six months ended June 30, 2023 and 2022, Same-Center NOI represents the NOI for the 262 properties that were wholly-owned and operational for the entire portion of all comparable reporting periods. The Company believes Same-Center NOI provides useful information to its investors about its financial and operating performance because it provides a performance measure of the revenues and expenses directly involved in owning and operating real estate assets and provides a perspective not immediately apparent from net income (loss). Because Same-Center NOI excludes the change in NOI from properties acquired or disposed of after December 31, 2021, it highlights operating trends such as occupancy levels, rental rates, and operating costs on properties that were operational for all comparable periods. Other REITs may use different methodologies for calculating Same-Center NOI, and accordingly, PECO’s Same-Center NOI may not be comparable to other REITs.
Same-Center NOI should not be viewed as an alternative measure of the Company’s financial performance as it does not reflect the operations of its entire portfolio, nor does it reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties that could materially impact its results from operations.
Nareit Funds from Operations and Core Funds from Operations
Nareit FFO is a non-GAAP financial performance measure that is widely recognized as a measure of REIT operating performance. The National Association of Real Estate Investment Trusts (“Nareit”) defines FFO as net income (loss) computed in accordance with GAAP, excluding: (i) gains (or losses) from sales of property and gains (or losses) from change in control; (ii) depreciation and amortization related to real estate; and (iii) impairment losses on real estate and impairments of in-substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect Nareit FFO on the same basis. The Company calculates Nareit FFO in a manner consistent with the Nareit definition.
Core FFO is an additional financial performance measure used by the Company as Nareit FFO includes certain non-comparable items that affect its performance over time. The Company believes that Core FFO is helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods, and that it is more reflective of its core operating performance and provides an additional measure to compare PECO’s performance across reporting periods on a consistent basis by excluding items that may cause short-term fluctuations in net income (loss). To arrive at Core FFO, the Company adjusts Nareit FFO to exclude certain recurring and non-recurring items including, but not limited to: (i) depreciation and amortization of corporate assets; (ii) changes in the fair value of the earn-out liability; (iii) amortization of unconsolidated joint venture basis differences; (iv) gains or losses on the extinguishment or modification of debt and other; (v) other impairment charges; (vi) transaction and acquisition expenses; and (vii) realized performance income.
Nareit FFO and Core FFO should not be considered alternatives to net income (loss) under GAAP, as an indication of the Company’s liquidity, nor as an indication of funds available to cover its cash needs, including its ability to fund distributions. Core FFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate its business plan in the manner currently contemplated.
Accordingly, Nareit FFO and Core FFO should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. The Company’s Nareit FFO and Core FFO, as presented, may not be comparable to amounts calculated by other REITs.
Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate and Adjusted EBITDAre
Nareit defines Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (“EBITDAre”) as net income (loss) computed in accordance with GAAP before: (i) interest expense; (ii) income tax expense; (iii) depreciation and amortization; (iv) gains or losses from disposition of depreciable property; and (v) impairment write-downs of depreciable property. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDAre on the same basis.
Adjusted EBITDAre is an additional performance measure used by the Company as EBITDAre includes certain non-comparable items that affect the Company’s performance over time. To arrive at Adjusted EBITDAre, the Company excludes certain recurring and non-recurring items from EBITDAre, including, but not limited to: (i)

changes in the fair value of the earn-out liability; (ii) other impairment charges; (iii) amortization of basis differences in the Company’s investments in its unconsolidated joint ventures; (iv) transaction and acquisition expenses; and (v) realized performance income.
The Company uses EBITDAre and Adjusted EBITDAre as additional measures of operating performance which allow it to compare earnings independent of capital structure, determine debt service and fixed cost coverage, and measure enterprise value. Additionally, the Company believes they are a useful indicator of its ability to support its debt obligations. EBITDAre and Adjusted EBITDAre should not be considered as alternatives to net income (loss), as an indication of the Company’s liquidity, nor as an indication of funds available to cover its cash needs, including its ability to fund distributions. Accordingly, EBITDAre and Adjusted EBITDAre should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. The Company’s EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to amounts calculated by other REITs.

Same-Center Net Operating Income—The table below compares Same-Center NOI (dollars in thousands):

	Three Months Ended June 30,		Favorable (Unfavorable)		Six Months Ended June 30,		Favorable (Unfavorable)
	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change
Revenues:
Rental income(1)	$102,927	$98,497	$4,430		$206,508	$197,183	$9,325
Tenant recovery income	33,567	30,063	3,504		67,461	63,210	4,251
Reserves for uncollectibility(2)	(357)	177	(534)		(1,269)	(661)	(608)
Other property income	568	466	102		1,368	1,366	2
Total revenues	136,705	129,203	7,502	5.8%	274,068	261,098	12,970	5.0%
Operating expenses:
Property operating expenses	20,396	19,186	(1,210)		41,934	39,866	(2,068)
Real estate taxes	17,341	16,054	(1,287)		34,670	33,333	(1,337)
Total operating expenses	37,737	35,240	(2,497)	(7.1)%	76,604	73,199	(3,405)	(4.7)%
Total Same-Center NOI	$98,968	$93,963	$5,005	5.3%	$197,464	$187,899	$9,565	5.1%
(1)Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buyout income.
(2)Includes billings that will not be recognized as revenue until cash is collected or the Neighbor resumes regular payments and/or the Company deems it appropriate to resume recording revenue on an accrual basis, rather than on a cash basis.
Same-Center Net Operating Income Reconciliation—Below is a reconciliation of Net Income to NOI and Same-Center NOI (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$16,209	$15,255	$34,845	$26,653
Adjusted to exclude:
Fees and management income	(2,546)	(4,781)	(5,024)	(7,242)
Straight-line rental income(1)	(3,284)	(3,319)	(5,864)	(5,128)
Net amortization of above- and below- market leases	(1,262)	(1,078)	(2,490)	(2,080)
Lease buyout income	(74)	(176)	(429)	(2,141)
General and administrative expenses	11,686	11,376	23,219	22,908
Depreciation and amortization	59,667	60,769	118,165	117,995
Interest expense, net	20,675	17,127	40,141	35,326
Gain on disposal of property, net	(75)	(2,793)	(1,017)	(4,161)
Other expense, net	904	1,457	1,659	5,822
Property operating expenses related to fees and management income	711	1,287	1,026	2,357
NOI for real estate investments	102,611	95,124	204,231	190,309
Less: Non-same-center NOI(2)	(3,643)	(1,161)	(6,767)	(2,410)
Total Same-Center NOI	$98,968	$93,963	$197,464	$187,899
(1)Includes straight-line rent adjustments for Neighbors for whom revenue is being recorded on a cash basis.
(2)Includes operating revenues and expenses from non-same-center properties which includes properties acquired or sold and corporate activities.

Nareit FFO and Core FFO—The following table presents the Company’s calculation of Nareit FFO and Core FFO and provides additional information related to its operations (in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Calculation of Nareit FFO Attributable to Stockholders and OP Unit Holders
Net income	$16,209	$15,255	$34,845	$26,653
Adjustments:
Depreciation and amortization of real estate assets	59,115	59,849	117,068	116,169
Gain on disposal of property, net	(75)	(2,793)	(1,017)	(4,161)
Adjustments related to unconsolidated joint ventures	645	(1,186)	1,343	(481)
Nareit FFO attributable to stockholders and OP unit holders	$75,894	$71,125	$152,239	$138,180
Calculation of Core FFO Attributable to Stockholders and OP Unit Holders
Nareit FFO attributable to stockholders and OP unit holders	$75,894	$71,125	$152,239	$138,180
Adjustments:
Depreciation and amortization of corporate assets	552	920	1,097	1,826
Change in fair value of earn-out liability	—	—	—	1,809
Transaction and acquisition expenses	1,261	2,035	2,599	4,080
(Gain) loss on extinguishment or modification of debt and other, net	(9)	129	(9)	1,029
Amortization of unconsolidated joint venture basis differences	7	175	8	219
Realized performance income(1)	—	(2,546)	(75)	(2,742)
Core FFO attributable to stockholders and OP unit holders	$77,705	$71,838	$155,859	$144,401

Nareit FFO/Core FFO Attributable to Stockholders and OP Unit Holders per Diluted Share
Weighted-average shares of common stock outstanding - diluted	131,887	129,117	132,004	128,857
Nareit FFO attributable to stockholders and OP unit holders per share - diluted	$0.58	$0.55	$1.15	$1.07
Core FFO attributable to stockholders and OP unit holders per share - diluted	$0.59	$0.56	$1.18	$1.12
(1)Realized performance income includes fees received related to the achievement of certain performance targets in the Company’s NRP joint venture.

EBITDAre and Adjusted EBITDAre—The following table presents the Company’s calculation of EBITDAre and Adjusted EBITDAre (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2023	2022	2023	2022	2022
Calculation of EBITDAre
Net income	$16,209	$15,255	$34,845	$26,653	$54,529
Adjustments:
Depreciation and amortization	59,667	60,769	118,165	117,995	236,224
Interest expense, net	20,675	17,127	40,141	35,326	71,196
Gain on disposal of property, net	(75)	(2,793)	(1,017)	(4,161)	(7,517)
Impairment of real estate assets	—	—	—	—	322
Federal, state, and local tax expense	119	97	237	194	806
Adjustments related to unconsolidated joint ventures	918	(885)	1,884	134	1,987
EBITDAre	$97,513	$89,570	$194,255	$176,141	$357,547
Calculation of Adjusted EBITDAre
EBITDAre	$97,513	$89,570	$194,255	$176,141	$357,547
Adjustments:
Change in fair value of earn-out liability	—	—	—	1,809	1,809
Transaction and acquisition expenses	1,261	2,035	2,599	4,080	10,551
Amortization of unconsolidated joint venture basis differences	7	175	8	219	220
Realized performance income(1)	—	(2,546)	(75)	(2,742)	(2,742)
Adjusted EBITDAre	$98,781	$89,234	$196,787	$179,507	$367,385
(1)Realized performance income includes fees received related to the achievement of certain performance targets in the Company’s NRP joint venture.

Financial Leverage Ratios—The Company believes its net debt to Adjusted EBITDAre, net debt to total enterprise value, and debt covenant compliance as of June 30, 2023 allow it access to future borrowings as needed in the near term. The following table presents the Company’s calculation of net debt and total enterprise value, inclusive of its prorated portion of net debt and cash and cash equivalents owned through its unconsolidated joint ventures, as of June 30, 2023 and December 31, 2022 (in thousands):

	June 30, 2023	December 31, 2022
Net debt:
Total debt, excluding discounts, market adjustments, and deferred financing expenses	$1,990,378	$1,937,142
Less: Cash and cash equivalents	5,863	5,740
Total net debt	$1,984,515	$1,931,402

Enterprise value:
Net debt	$1,984,515	$1,931,402
Total equity market capitalization(1)(2)	4,484,144	4,178,204
Total enterprise value	$6,468,659	$6,109,606
(1)Total equity market capitalization is calculated as diluted shares multiplied by the closing market price per share, which includes 131.6 million and 131.2 million diluted shares as of June 30, 2023 and December 31, 2022, respectively, and the closing market price per share of $34.08 and $31.84 as of June 30, 2023 and December 31, 2022, respectively.
(2)Fully diluted shares include common stock and OP units.
The following table presents the Company’s calculation of net debt to Adjusted EBITDAre and net debt to total enterprise value as of June 30, 2023 and December 31, 2022 (dollars in thousands):

	June 30, 2023	December 31, 2022
Net debt to Adjusted EBITDAre - annualized:
Net debt	$1,984,515	$1,931,402
Adjusted EBITDAre - annualized(1)	384,665	367,385
Net debt to Adjusted EBITDAre - annualized	5.2x	5.3x

Net debt to total enterprise value:
Net debt	$1,984,515	$1,931,402
Total enterprise value	6,468,659	6,109,606
Net debt to total enterprise value	30.7%	31.6%
(1)Adjusted EBITDAre is based on a trailing twelve month period.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Phillips Edison & Company, Inc. (the “Company”) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this earnings release. Such statements include, but are not limited to: (a) statements about the Company’s plans, strategies, initiatives, and prospects; (b) statements about the Company’s underwritten incremental yields; and (c) statements about the Company’s future results of operations, capital expenditures, and liquidity. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation: (i) changes in national, regional, or local economic climates; (ii) local market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in the Company’s portfolio; (iii) vacancies, changes in market rental rates, and the need to periodically repair, renovate, and re-let space; (iv) competition from other available shopping centers and the attractiveness of properties in the

Company’s portfolio to its tenants; (v) the financial stability of the Company’s tenants, including, without limitation, their ability to pay rent; (vi) the Company’s ability to pay down, refinance, restructure, or extend its indebtedness as it becomes due; (vii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (viii) potential liability for environmental matters; (ix) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (x) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax, and other considerations; (xi) changes in tax, real estate, environmental, and zoning laws; (xii) information technology security breaches; (xiii) the Company’s corporate responsibility initiatives; (xiv) loss of key executives; (xv) the concentration of the Company’s portfolio in a limited number of industries, geographies, or investments; (xvi) the economic, political, and social impact of, and uncertainty relating to, pandemics or other health crises; (xvii) the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (xviii) the loss or bankruptcy of the Company’s tenants; (xix) to the extent the Company is seeking to dispose of properties, the Company’s ability to do so at attractive prices or at all; and (xx) the impact of inflation on the Company and on its tenants. Additional important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the SEC and include the risk factors and other risks and uncertainties described in the Company’s 2022 Annual Report on Form 10-K, filed with the SEC on February 21, 2023, as updated from time to time in the Company’s periodic and/or current reports filed with the SEC, which are accessible on the SEC’s website at www.sec.gov. Therefore, such statements are not intended to be a guarantee of the Company’s performance in future periods.
Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Investors:

Kimberly Green, Head of Investor Relations
(513) 692-3399
kgreen@phillipsedison.com

Curt Siegmeyer, Director of Investor Relations
(513) 338-2751
csiegmeyer@phillipsedison.com

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